EXHIBIT 99.1

Hub Group, Inc. Reports Record Second Quarter 2013 Earnings

DOWNERS GROVE, IL, July 18, 2013, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended June 30, 2013.

Hub Group reported record income of $18.6 million for the second quarter ended June 30, 2013, an increase of 10% compared to the second quarter of 2012.  Hub Group’s diluted earnings per share was $0.50 for the second quarter of 2013, which represents an increase of 9% when compared with the prior year period.  Hub Group’s revenue increased 8% to $837 million.

The Hub segment’s revenue increased 8% to $645 million.  Second quarter intermodal revenue increased 4% to $448 million.  Truck brokerage revenue increased 5% to $84 million this quarter.  Second quarter Unyson Logistics revenue increased 34% to $113 million.  The Hub segment’s operating income was $25.5 million.

The Mode segment’s revenue increased 5% to $204 million.  Operating income was $5.0 million, an increase of 71% compared to the prior year period.

Hub Group ended the quarter with $72 million in cash.

“All of our business lines contributed to a record second quarter.  We remain focused on growing profitably and expect continued growth in the second half of the year," said David P. Yeager, Chairman and Chief Executive Officer of Hub Group.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, July 18, 2013 to discuss its second quarter results.

Hosting the conference call will be David Yeager, Chief Executive Officer, Mark Yeager, Chief Operating Officer, and Terri Pizzuto, Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 713-4209.  The conference call participant code is 65076828#. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PUU983CAH .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2012 and the report on Form 10-Q for the period ended March 31, 2013.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2013	2012	2013	2012

Revenue	$836,685	$778,312	$1,605,665	$1,518,197
Transportation costs	741,212	690,954	1,422,854	1,347,097
Gross margin	95,473	87,358	182,811	171,100

Costs and expenses:
Salaries and benefits	35,002	31,436	69,585	64,735
Agent fees and commissions	13,686	13,601	26,960	27,296
General and administrative	14,728	12,734	27,919	25,311
Depreciation and amortization	1,593	1,737	3,146	3,397
Total costs and expenses	65,009	59,508	127,610	120,739

Operating income	30,464	27,850	55,201	50,361

Other income (expense):
Interest expense	(305)	(301)	(595)	(608)
Interest and dividend income	15	33	44	67
Other, net	23	(18)	12	(41)
Total other (expense) income	(267)	(286)	(539)	(582)

Income before provision for income taxes	30,197	27,564	54,662	49,779

Provision for income taxes	11,587	10,612	20,688	19,165

Net income	$18,610	$16,952	$33,974	$30,614

Basic earnings per common share	$0.50	$0.46	$0.92	$0.83

Diluted earnings per common share	$0.50	$0.46	$0.92	$0.82

Basic weighted average number of shares outstanding	36,870	37,070	36,863	37,057

Diluted weighted average number of shares outstanding	36,989	37,190	36,969	37,167

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months				Three Months
	Ended June 30, 2013				Ended June 30, 2012
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$644,924	$203,918	$(12,157)	$836,685	$595,888	$194,292	$(11,868)	$778,312
Transportation costs	573,498	179,871	(12,157)	741,212	531,080	171,742	(11,868)	690,954
Gross margin	71,426	24,047	-	95,473	64,808	22,550	-	87,358

Costs and expenses:
Salaries and benefits	31,208	3,794	-	35,002	27,590	3,846	-	31,436
Agent fees and commissions	350	13,336	-	13,686	490	13,111	-	13,601
General and administrative	13,338	1,390	-	14,728	10,707	2,027	-	12,734
Depreciation and amortization	1,061	532	-	1,593	1,099	638	-	1,737
Total costs and expenses	45,957	19,052	-	65,009	39,886	19,622	-	59,508

Operating income	$25,469	$4,995	$-	$30,464	$24,922	$2,928	$-	$27,850

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Six Months				Six Months
	Ended June 30, 2013				Ended June 30, 2012
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$1,237,575	$391,378	$(23,288)	$1,605,665	$1,159,100	$381,475	$(22,378)	$1,518,197
Transportation costs	1,100,969	345,173	(23,288)	1,422,854	1,032,773	336,702	(22,378)	1,347,097
Gross margin	136,606	46,205	-	182,811	126,327	44,773	-	171,100

Costs and expenses:
Salaries and benefits	61,985	7,600	-	69,585	56,671	8,064	-	64,735
Agent fees and commissions	799	26,161	-	26,960	1,125	26,171	-	27,296
General and administrative	25,036	2,883	-	27,919	21,438	3,873	-	25,311
Depreciation and amortization	2,081	1,065	-	3,146	2,221	1,176	-	3,397
Total costs and expenses	89,901	37,709	-	127,610	81,455	39,284	-	120,739

Operating income	$46,705	$8,496	$-	$55,201	$44,872	$5,489	$-	$50,361

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,000	$70,760
Accounts receivable trade, net	395,387	346,917
Accounts receivable other	22,955	25,945
Prepaid taxes	173	139
Deferred taxes	5,432	4,965
Prepaid expenses and other current assets	11,033	10,619
TOTAL CURRENT ASSETS	506,980	459,345

Restricted investments	17,759	17,218
Property and equipment, net	189,396	157,584
Other intangibles, net	19,319	20,068
Goodwill, net	263,142	263,251
Other assets	2,504	2,387
TOTAL ASSETS	$999,100	$919,853

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$234,224	$206,497
Accounts payable other	25,875	22,925
Accrued payroll	14,822	17,210
Accrued other	30,309	28,633
Current portion of capital lease	2,367	2,120
Current portion long-term debt	1,755	-
TOTAL CURRENT LIABILITIES	309,352	277,385

Long term debt	7,365	-
Non-current liabilities	19,847	20,041
Long term capital lease	19,709	21,099
Deferred taxes	107,510	100,431

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2013 and 2012	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2013 and 2012; 36,984,705 shares outstanding in 2013 and 36,767,485 shares outstanding in 2012	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2013 and 2012	7	7
Additional paid-in capital	163,104	167,765
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	503,115	469,141
Accumulated other comprehensive (loss) income	(32)	1
Treasury stock; at cost, 4,240,087 shares in 2013 and 4,457,307 shares in 2012	(115,831)	(120,971)
TOTAL STOCKHOLDERS' EQUITY	535,317	500,897
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$999,100	$919,853

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$33,974	$30,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,954	11,004
Deferred taxes	6,548	4,432
Compensation expense related to share-based compensation plans	3,757	3,229
Gain on sale of assets	(287)	(48)
Excess tax benefits from share-based compensation	(8)	(83)
Changes in operating assets and liabilities:
Restricted investments	(541)	(1,113)
Accounts receivable, net	(45,558)	(29,883)
Prepaid taxes	(48)	1,389
Prepaid expenses and other current assets	(417)	(3,329)
Other assets	(120)	589
Accounts payable	30,685	9,877
Accrued expenses	(3,680)	(741)
Non-current liabilities	118	200
Net cash provided by operating activities	34,377	26,137

Cash flows from investing activities:
Proceeds from sale of equipment	1,358	643
Purchases of property and equipment	(39,202)	(21,043)
Cash used in acquisitions, net of cash acquired	-	(300)
Net cash used in investing activities	(37,844)	(20,700)

Cash flows from financing activities:
Proceeds from issuance of debt	9,120	-
Proceeds from stock options exercised	41	45
Stock tendered for payments of withholding taxes	(2,585)	(1,770)
Purchase of treasury stock	(903)	-
Capital lease payments	(1,143)	(1,107)
Excess tax benefits from share-based compensation	177	492
Net cash provided by (used in) financing activities	4,707	(2,340)

Effect of exchange rate changes on cash and cash equivalents	-	(3)

Net increase in cash and cash equivalents	1,240	3,094
Cash and cash equivalents beginning of period	70,760	49,091
Cash and cash equivalents end of period	$72,000	$52,185